UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2022
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Veeva Systems Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-36121	20-8235463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (925) 452-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On January 21, 2022, upon recommendation of the nominating and governance committee, the board of directors (the "Board") of Veeva Systems Inc. ("Veeva") appointed each of Timothy S. Cabral, Priscilla Hung, Tina Hunt, and Marshall L. Mohr (the "New Directors") to serve as new members on the Board, effective immediately, until the 2022 annual meeting of Veeva's shareholders (the "2022 Annual Meeting"), or until their respective successors are duly elected and qualified. In addition, the Board increased the number of Veeva directors from eight to twelve. There is no arrangement or understanding between any of the New Directors and any other persons pursuant to which they were elected as a director. Further, except as set forth below, none of the New Directors has any family relationships or related party transactions that are required to be disclosed. Lisa Halsey, a sister-in-law of Mr. Cabral, has been employed by Veeva since August 2015. Ms. Halsey serves as a director for talent marketing on Veeva’s employee success team. During fiscal year 2022 to date, Ms. Halsey had total cash and other compensation of approximately $205,000, $61,000 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.

In connection with their appointment to the Board, the New Directors will receive compensation pursuant to Veeva's non-employee director compensation plan effective as of June 23, 2021, which is described on Exhibit 10.1 to Veeva’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 filed with the U.S. Securities and Exchange Commission on September 3, 2021 (the “Compensation Plan”). The New Directors have also executed Veeva's standard form of indemnification agreement.

Committee Member Appointment

On January 21, 2022, upon recommendation of the nominating and governance committee, the Board appointed Mr. Mohr to serve as a member of the audit committee, effective immediately. In connection with his appointment to the audit committee, Mr. Mohr will receive compensation pursuant to the Compensation Plan.

The Board did not appoint any other of the New Directors to a Board committee at this time.

Director Resignation

On January 21, 2022, Ronald Codd informed the Board of his intention to retire from his role as a director on the Board, effective immediately prior to the 2022 Annual Meeting. Therefore, Mr. Codd will not stand for re-election at the 2022 Annual Meeting.

Item 7.01.    Regulation FD Disclosure.

A copy of a press release issued on January 25, 2022 announcing the appointment of the New Directors to the Board and Mr. Codd’s retirement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release titled "Veeva Appoints Four New Board Members," dated January 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

	By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated: January 25, 2022